CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.40

                                LICENSE AGREEMENT


        This License Agreement ("Agreement") is made this 3rd day of March 2000 ("EFFECTIVE DATE") by and between BTG INTERNATIONAL LTD., a British corporation ("BTG"), having a principal place of business at 10 Fleet Place, Limeburner Lane, London EC4M 7SB, ENGLAND and AVIGEN, INC., a Delaware corporation ("AVIGEN"), having a principal place of business at 1201 Harbor Bay Parkway, #1000, Alameda, California 94502, U.S.A. (both BTG and AVIGEN being together referred to as the "Parties").

PRELIMINARY STATEMENT

        BTG has rights to certain patents relating to the Factor IX gene and wishes to effect commercialization of human gene therapy products that incorporate the Factor IX gene and that result in Factor IX protein expression in vivo.

        AVIGEN desires to acquire commercialization rights to the Factor IX gene patents in order to commercialize and market products for human gene therapy that incorporate the Factor IX gene and that result in Factor IX protein expression in vivo.

        NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, BTG and AVIGEN agree as follows:


1. DEFINITIONS

In this Agreement, the following terms, including their correlative plural or singular forms, shall have the following meanings:

1.01 "AFFILIATE(S)" shall mean any entity, directly or indirectly, controlling, controlled by, or under common control with AVIGEN. The term "control" (including as correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors of any entity, or the possession, direct or indirect, of the power to cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

1.02 "AGREEMENT" shall mean this Agreement, including all attachments hereto.

1.03 "BANKRUPTCY EVENT" shall mean any of the following:

        (a) AVIGEN becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver of other custodian for AVIGEN or a substantial part of its property, or makes a general assignment for the benefit of creditors;



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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        (b) AVIGEN commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding;

        (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding is involuntarily commenced against or in respect of AVIGEN, and such involuntary case or proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief is entered in any such case or proceeding; or

        (d) A trustee, receiver, or other custodian is appointed for AVIGEN, or a substantial part of AVIGEN'S property.

1.04 "COMPLETION" shall mean, with respect to a clinical trial carried out for the purpose of securing marketing approval from a governmental regulatory agency, the administration of a last dose of a Licensed Product to the last enrolled subject of a clinical trial.

1.05 "DISTRIBUTOR" shall mean any entity with whom AVIGEN, its Affiliates or Sublicensees establish a business arrangement for the commercial marketing of the (i) Licensed Product or (ii) Licensed Product and Services.

1.06 "EFFECTIVE DATE" shall have the meaning set forth in the Preamble.

1.07 "FAIR MARKET VALUE" means the cash consideration that AVIGEN, or its Affiliate, or its Sublicensee or Distributor would realize from an unaffiliated, unrelated buyer in an arm's length sale of an identical item sold in the same quantity and at the same time and place of the transaction.

1.08 "FIRST COMMERCIAL SALE" shall mean the first sale of a Licensed Product in any country within the Licensed Territory by AVIGEN, its Affiliates, Sublicensees, or Distributors following approval of its commercial marketing by the appropriate governmental agency for the country in which the sale is to be made, and when governmental approval is not required, the first sale in that country.

1.09 "INDEX" shall mean the United States City Average All Urban Consumer Price Index (all items) published by the United States Department of Commerce or, in the event no longer published by the United States Department of Commerce or its successor agency, such other equivalent index of inflation at the consumer level as may then be published and generally recognized by the financial services industry as a measure of inflation at the consumer level.

1.10 "INITIATION" shall mean, with respect to a clinical trial carried out for the purpose of securing marketing approval from a governmental regulatory agency, the administration of a first dose of a Licensed Product to the first enrolled subject of a clinical trial.

1.11 "LICENSED PATENTS" shall mean the U.S. and foreign patents and patent application(s) listed in Schedule A, all divisions and continuations of the listed application, all patents issuing from such application, divisions, and continuations, and any reissues, reexaminations, or extensions, including Supplementary Protection Certificates, of all such patents.

1.12 "LICENSED PRODUCTS" shall mean viral vector products, including without limitation adenovirus (AV) and adeno-associated virus (AAV) viral vector products, for in vivo human gene therapy use whose manufacture, use, sale, offer for sale, importation or other transfer or disposal would infringe one or more claims of the Licensed Patents. Specifically excluded from the Licensed Products



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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are utilization of non-viral vector products, any ex vivo approach based on the administration of living cells, Factor IX protein produced by or from transgenic animals, and any license rights to make, use, offer for sale, sell, or import Factor IX protein.

1.13 "LICENSED TERRITORY" means all countries of the world where any of the Licensed Patents are pending, issued or otherwise granted.

1.14(a) "NET SALES PRICE" or "NET SALES" shall mean the gross billing price of any Licensed Product or Licensed Product and Services, as applicable, received by AVIGEN, its Affiliates, Sublicensees or Distributors for the sale or distribution of any Licensed Product in the Licensed Territory, less the following amounts actually paid out by AVIGEN, its Affiliates or Sublicensees or Distributors or credited against the amounts received by them from the sale or distribution of Licensed Product to the extent that such amounts are reflected in the price charged and do not exceed reasonable and customary amounts in the country in which the sale or distribution occurs:

          (i)   discounts allowed;

          (ii)  returns;

          (iii) transportation and transportation insurance charges or allowances;

          (iv)  custom charges and duties; and

          (v) sales, transfer and other excise taxes or other similar sales-related governmental charges but no franchise or income tax of any kind whatsoever.

       (b) Transfer of a Licensed Product to an Affiliate, Sublicensee or Distributor for sale by the Affiliate, Sublicensee or Distributor shall not be considered a sale; in the case of such a transfer the NET SALES PRICE shall be based on the gross billing price of the Licensed Product by the Affiliate or Sublicensee or Distributor as invoiced to its ultimate arms-length customer. In the event that a transfer of a Licensed Product from AVIGEN to any of its Affiliates, Sublicensees or Distributors can be characterized as a sale or, in other similar situations where the sale is made in other than an arm's-length transaction, the value of the NET SALES attributed to such transactions shall be based on the Fair Market Value of the Licensed Products or Licensed Products and Services.

       (c) In addition to a bona fide sale to a bona fide customer (not to be construed as including AVIGEN or its Affiliate or Sublicensee or Distributor), every commercial use or disposition of any Licensed Product shall be considered a sale of such Licensed Product at the Net Sales Price then payable in an arm's length transaction, except for the following uses or dispositions:

                (i) in assuring product testing or control; or

                (ii) for reasonable, limited promotional distribution to physicians; or

                (iii) for distribution to researchers for the sole purpose of industry research by or on behalf of AVIGEN or any of its Affiliates, Sublicensees or Distributors; or

                (iv) in obtaining regulatory approvals; or

                (v) required to be provided to a regulatory agency or a court of law.

        1.15 "SERVICE" shall mean any process, procedure or treatment that is used, sold, disposed of, transferred or otherwise rendered by AVIGEN, its Affiliates, its Sublicensees or Distributors, in such a way that a license would be required under the Licensed Patents for such use or sale or offer for sale or importation or other disposal or transfer of such process, procedure or treatment, in the absence of a license to the Licensed Products under this Agreement.

        1.16 "SUBLICENSEE" means any entity to whom AVIGEN grants a sublicense pursuant to Section 3.01 of this Agreement.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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2. GRANT OF RIGHTS

2.01 License Grant: BTG hereby grants and AVIGEN accepts, subject to the terms and conditions of this Agreement, a non-exclusive license to make, use, sell, offer for sale or import Licensed Products under the Licensed Patents, with a right to grant sublicenses only as provided in Article 3.

2.02 Nonassertion of Related BTG Patent Rights: BTG agrees that with respect to any patents or pending patent applications that are not Licensed Patents and that relate to the Factor IX gene or protein, which on the Effective Date BTG owns or under which it has the right to grant licenses of the scope of the licensed granted in this Agreement, BTG will not assert against AVIGEN, its Affiliates, Sublicensees or Distributors any claims for infringement based on the manufacture, use, sale, offer for sale or importation of any Licensed Product for which a royalty has been paid in accordance with the provisions of
Article 5.

2.03 Pre-existing License Agreements: The license grant is subject to the following pre-existing rights granted to third parties:

(i) a non-exclusive license to Pharmaceutical Proteins Ltd., in all fields of application, with no right to sublicense without BTG's consent;

(ii) non-exclusive licenses with Genetic Therapy Inc., now assigned to Genetics Institute, Inc., in the fields of human gene therapy utilizing retro viral vector constructs only and human gene therapy utilizing viral vector constructs other than retro viral vector constructs, now without rights to sublicense;

(iii) a non-exclusive license to Transkaryotic Therapies Inc. in the field of human gene therapy excluding any product, process or treatment based on virally induced cell transformation; and

(iv) a license to Genetics Institute, Inc. in the field of human recombinant Factor IX protein produced from cell culture.

2.04 Termination of License: The non-exclusive license granted herein shall terminate upon termination of this Agreement in accordance with Article 13.


3. SUBLICENSING

3.01 Sublicense Right: AVIGEN may grant sublicenses under its rights in Section 2.01, provided that such sublicenses shall be at least as favorable to BTG as the present Agreement and provided that each Sublicensee is bound under a written agreement with terms and conditions consistent with and no less restrictive than those applicable to AVIGEN under this Agreement.

3.02 Binding Effect: AVIGEN agrees that any sublicenses granted by it shall provide that the obligations to BTG under this Agreement shall be binding, commensurate with the scope of the sublicense, upon the Sublicensee. AVIGEN further agrees to attach copies of this Agreement to all sublicense Agreements. AVIGEN shall be responsible for the operations of any Sublicensee relevant to this Agreement as if such operations were carried out by AVIGEN itself, including, without limitation, the payment of royalties or other payments hereunder.

3.03 Termination Provision: Any sublicenses granted by AVIGEN under Section 3.01 shall provide for the termination of the sublicense, or the conversion to a license directly between such Sublicensees and BTG, at the option of BTG upon termination of this Agreement under Article 13.

3.04 Copy of Sublicense Agreements: AVIGEN agrees to forward to BTG a copy of each fully executed sublicense agreement under Section 3.01 within thirty (30) days of the execution of such



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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agreement provided that AVIGEN may redact from such copy any information that is not relevant to this Agreement. To the extent permitted by law, BTG agrees to maintain each such Sublicense Agreement in confidence in accordance with Article 16.

3.05 Bankruptcy Provision: If AVIGEN becomes subject to a Bankruptcy Event, all payments then or thereafter due and owing to AVIGEN from its Sublicensee shall, upon notice from BTG to any Sublicensee, become payable directly to BTG for the account of AVIGEN, provided, however, that BTG shall remit to AVIGEN the amount by which such payments exceed the amount owed by AVIGEN to BTG.


4. LICENSE FEES AND MILESTONES

4.01 License Grant Fee: Within fifteen (15) days after the Effective Date, AVIGEN shall pay to BTG a non-refundable, non-creditable license grant fee of [ * ].

4.02 Stock Warrant: As additional consideration for the license grant in Section 4.01, AVIGEN shall grant to BTG (on behalf of BTG and its Licensor) at the Effective Date a warrant for [ * ] shares of AVIGEN common stock, $0.001 par value, with an exercise price of the closing price for such stock on the business day immediately prior to the Effective Date. Such warrant shall be exercisable at any time on or after the first anniversary of the Effective Date and shall have an expiration date on the fifth anniversary of the Effective Date.

4.03 License Milestones: AVIGEN shall pay to BTG the following non-refundable, non-creditable development milestone license fees, adjusted for inflation in accordance with Section 4.04 and payable within thirty (30) days of the milestone event date, in respect of a Licensed Product:

        (a) [ * ] upon first Initiation (or at the Effective Date, if initiated prior to the Effective Date) of a Phase I clinical trial for a Licensed Product or upon approval from the U.S. Food and Drug Administration to forego such Phase I studies;

        (b) [ * ] upon first Completion (or at the Effective Date, if completed prior to the Effective Date) of a Phase I clinical trial for a Licensed Product or upon approval from the U.S. Food and Drug Administration to forego such Phase I studies or by March 15, 2001, whichever occurs first;

        (c) [ * ] upon first Initiation of a Phase II clinical trial for a Licensed Product or upon approval from the U.S. Food and Drug Administration to forego such Phase II studies;

        (d) [ * ] upon first Completion of a Phase II clinical trial for a Licensed Product or upon approval from the U.S. Food and Drug Administration to forego such Phase II studies;

        (e) [ * ] upon first Initiation of a Phase III clinical trial for a Licensed Product or upon approval from the U.S. Food and Drug Administration to forego such Phase III studies;

        (f) [ * ] upon first Completion of a Phase III clinical trial for a Licensed Product or upon approval from the U.S. Food and Drug Administration to forego such Phase III studies;

        (g) [ * ] upon first submission of a biological product license application for a Licensed Product to the U.S. Food and Drug Administration or to its equivalent governmental agency having jurisdiction over the approval for commercial use of a Licensed Product outside of the United States, whichever occurs first;



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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        (h) [ * ] upon receipt of a first marketing approval for a Licensed
Product from the U.S. Food and Drug Administration or from its equivalent governmental agency having jurisdiction over the approval for commercial use of a Licensed Product outside of the United States, whichever occurs first.

4.04 Annual Maintenance Fee: In the event a First Commercial Sale of a Licensed Product has not occurred by March 15, 2005, AVIGEN shall within ten (10) days of such date pay to BTG an annual license maintenance fee payment of [ * ]. Thereafter in subsequent years AVIGEN shall also pay to BTG an annual license maintenance fee payment of [ * ] within ten (10) days of each anniversary of March 15, 2005 for which there has been no First Commercial Sale in the prior twelve month period. If in any calendar year beginning with 2005, AVIGEN is required to make any milestone payment to BTG in accordance with Section 4.03, then the annual license maintenance fee due and paid in that calendar year shall be credited against the amount due as the milestone payment.

4.05 Inflation Indexing: All payments made under this Article 4 shall be adjusted for inflation in accordance with the following formula: Payments shall be increased, with effect from the Effective Date, by an amount equal to the product of (i) the amount payable, and (ii) the percentile increase, expressed as a decimal fraction, in the last Index published on or before the Effective Date and the last Index published on or before the date on which the relevant payment becomes due and owing to BTG. In the event of a decrease in the Index, the sums payable to BTG shall not be adjusted and shall be paid in full without reference to the Index.

4.06 Regulatory Notices: Within ten (10) days after receipt, AVIGEN shall forward to BTG copies of regulatory correspondence relevant to the (i) Initiation and Completion event milestones and (ii) the biological product licensing application submission and approval milestones specified in this
Article 4 and, further, copies of correspondence from a regulatory agency that grants approval for marketing or other commercial use of a Licensed Product in any country in the Licensed Territory. If such correspondence is not timely received by AVIGEN but AVIGEN learns otherwise of the anticipated receipt of such correspondence, then AVIGEN shall promptly advise BTG in writing of such anticipated receipt. Such correspondence shall be subject to the confidentiality and limited use obligations of Article 16.


5. ROYALTIES and ANNUAL MINIMUM ROYALTIES

5.01 Royalty: AVIGEN shall pay to BTG a running royalty of [ * ] of Net Sales of Licensed Products and, if Services are provided, of Licensed Products and Services by AVIGEN, its Affiliates and its Sublicensees or Distributors.

5.02 Annual Minimum Royalties: AVIGEN shall pay BTG an annual minimum royalty payment for each calendar year in which royalties are due under this Agreement, payable in advance in equal quarterly installments on the first day of each quarter, i.e., January 1, April 1, July 1 and October 1 of each calendar year, beginning with the calendar year of the First Commercial Sale as follows:

        (a) [ * ] in the calendar year (hereinafter the First Calendar Year) for which there is a First Commercial Sale. Payment of the quarterly installment due in the quarter during which the First Commercial Sale occurs shall be paid within thirty (30) days of the date of First Commercial Sale. Payments for subsequent quarters, if any, shall be made on the first day of each subsequent quarter in the first calendar year. In the event the First Commercial Sale occurs in other than the first quarter of the first calendar year, AVIGEN is not obligated to make payment of quarterly installments for quarters prior to the quarter during which the First Commercial Sale occurred.


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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



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        (b) [ * ] in the calendar year (hereinafter the Second Calendar Year) of the first anniversary of the First Commercial Sale.

        (c) [ * ] in the calendar years (hereinafter the Third Calendar Year, Fourth Calendar Year and subsequent calendar years) of the second, third and subsequent anniversaries of the First Commercial Sale.

The annual minimum royalty paid for a given calendar year shall be credited against running royalties payable to BTG during that calendar year. There will be no carryover credit allowed in subsequent calendar years for any unused portion of annual minimum royalty paid in a previous calendar year that was not used to offset running royalties payable in that same previous calendar year.

5.03 Inflation Indexing: All annual minimum royalty payments made under this
Article 5 shall be adjusted for inflation in accordance with the following formula: Payments shall be increased, with effect from the Effective Date, by an amount equal to the product of (i) the amount payable, and (ii) the percentile increase, expressed as a decimal fraction, in the last Index published on or before the Effective Date and the last Index published on or before the date on which the relevant payment becomes due and owing to BTG. In the event of a decrease in the Index, the sums payable to BTG shall not be adjusted and shall be paid in full without reference to the Index.

5.04 Deferred Royalty Payments I: AVIGEN may, at its option, defer payment of [ * ] of earned royalties due to BTG that exceed the annual minimum royalty payment for the First Calendar Year and Second Calendar Year and such deferment shall be no more than [ * ] after the payment was due to be paid to BTG. Such deferred payment will be subject to adjustment for inflation, the inflation adjustment being calculated using the formula defined in Section 6.03 but being effective from date the deferred royalty payment first became due. The applicable annual minimum royalties specified for the First and Second Calendar Years in Section 5.02 are unaffected by the deferred royalty payments allowable under this Section 5.04. Furthermore, the annual minimum royalty for the calendar year in which payment of the deferred royalty amount is actually made to BTG shall not be used as a credit for such deferred royalties. Such deferred royalty amounts shall likewise not be taken into account, as a credit or otherwise, in the calculation of running royalties that are earned and due to be paid to BTG in any year subsequent to the year in which the deferred royalty amount was generated.

5.05 Deferred Royalty Payments II: AVIGEN may, at its option, defer payment of a second [ * ] of earned royalties due to BTG for the First Calendar Year, Second Calendar Year, Third Calendar Year and Fourth Calendar Year and such deferment shall be no more than [ * ] after the payment was due to be paid to BTG. Such deferred payment will be subject to adjustment for inflation, the inflation adjustment being calculated using the formula defined in Section 6.03 but being effective from date the deferred royalty payment first became due. The applicable annual minimum royalties specified for the First through Fourth Calendar Years in Section 5.02 are unaffected by the deferred royalty payments allowable under this Section 5.05. Furthermore, the annual minimum royalty for the calendar year in which payment of the deferred royalty amount is actually made to BTG shall not be used as a credit for such deferred royalties. Such deferred royalty amounts shall likewise not be taken into account, as a credit or otherwise, in the calculation of running royalties that are earned and due to be paid to BTG in any year subsequent to the year in which the deferred royalty amount was generated.

5.06 Claims in Licensed Patents: A claim of a patent licensed under this Agreement shall cease to fall within the Licensed Patents for the purpose of computing the running royalty payments in any given country on the earliest of the dates that (i) the patent expires or irrevocably lapses, without the patent having been extended or restored or being the basis for supplemental protection directed to the



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.


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Licensed Product, or (ii) the claim has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction.

5.07 No Multiple Royalties: No multiple royalties shall be payable because any Licensed Products or Licensed Products and Services are covered by more than one of the Licensed Patents.

5.08 No Non-monetary Consideration: Without the prior written consent of BTG, AVIGEN (including its Affiliates and Sublicensees and Distributors) shall not solicit or accept any consideration for the sale of Licensed Products or Licensed Products and Services other than as will be accurately reflected in Net Sales.


6. ROYALTY REPORTS AND PAYMENTS

6.01 Royalty Reports: With each royalty payment, AVIGEN shall deliver to BTG a full and accurate accounting in a statement duly certified to be correct by a senior officer of AVIGEN having primary responsibility for Licensee's financial and accounting matters, which statement shall include at least the following information:

        (a) Quantity of Licensed Product sold, transferred for consideration, or otherwise commercially disposed of in each country of the Licensed Territory by AVIGEN, its Affiliates, Sublicensees and Distributors and the quantity of Licensed Product manufactured;

        (b) Total receipts for Licensed Product in each country of the Licensed Territory;

        (c) Quantities of each Licensed Product used by AVIGEN and its Affiliates or Sublicensees or Distributors unless such Licensed Product is used for the purposes excluded by Section 1.14(c);

        (d) Reductions from gross sales as permitted in Section 1.14(a);

        (e) Calculations showing the determination of royalty amounts due and being paid; and

        (f) Deferred royalty payments being deferred and/or paid under the provisions of Sections 5.04-5.05, with calculations showing how such amounts were computed.

6.02 Royalty Payments Other Than Annual Minimum Royalty Payments: In each year the amount of royalty and other payments due shall be calculated semiannually as of June 30 and December 31 and shall be paid semiannually within the sixty (60) days next following such date. Every such payment shall be supported by the accounting statement prescribed in Section 6.01 and shall be made in United States currency by wire transfer as specified in Section 6.03.

6.03 Payments: All payments shall be made in United States dollars by means of electronic transfer to the bank nominated by BTG from time to time. Whenever conversion from any foreign currency shall be required for the purpose of calculating royalty, such conversion shall be at the rate of exchange published in the Wall Street Journal (or, if the Wall Street Journal is not then published, such other periodical of general circulation in the United States of America as the parties may agree) on the date immediately preceding the applicable payment date.

6.04 No Deductions: When making any payment required pursuant to the terms of this Agreement, AVIGEN shall make such payments without deduction, other than such amount as AVIGEN is required to deduct or withhold by law or as specified in Section 1.14(a). In regard to any deduction required by law,



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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AVIGEN shall use all reasonable endeavors to assist BTG to claim recovery or exemption under any double taxation or similar agreement, and AVIGEN shall provide BTG with evidence of payment of all sums pursuant hereto. For the avoidance of doubt, AVIGEN is not responsible for BTG corporate income tax associated with payments made to BTG pursuant to this Agreement.

6.05 Foreign Taxes: Any tax required to be withheld by AVIGEN under the laws of any foreign country for the account of BTG, shall be promptly paid by AVIGEN for and on behalf of BTG to the appropriate governmental authority, and AVIGEN shall use its best efforts to furnish BTG with proof of payment of such tax. Any such tax actually paid on BTG's behalf shall be deducted from royalty payments due BTG.

6.06 Currency Conversion or Transfer Limitations: If the transfer of or the conversion into United States dollars of any payment required under this Agreement in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sale was made on which the royalty was based, to the credit and account of BTG or its nominee in any commercial bank or trust company located in that country, prompt notice of which shall be given to BTG.

6.07 Late Payments: The royalty payments and any other payments due under the Agreement shall, if overdue, bear interest until payment, accruing from day to day and compounded annually on 31 December, at a rate per annum equal to four percent (4%) above the Prime Rate published in the Wall Street Journal (or, if the Wall Street Journal is not then published, such other financial periodical of general circulation in the United States of America as the parties may reasonably agree), but not to exceed the maximum rate permitted by law, effective from the day such payment becomes due and owing to BTG until payment of such amount is in fact made to BTG. The payments of such interest shall not preclude BTG from exercising any other rights it may have as a consequence of the lateness of any royalty payment.

6.08 Confidentiality: All reports required by this Article 6 shall be subject to the confidentiality and limited use obligations of Article 16.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



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7. RECORD KEEPING

7.01 Financial Records: AVIGEN agrees to keep accurate and correct records of Licensed Products made, used, sold or otherwise transferred or disposed of under this Agreement appropriate to determine the amount of royalties and the timeliness of other payments due BTG. Such records shall be retained for at least five (5) years following a given reporting period.

7.02 Report Verification: AVIGEN shall, upon reasonable notice and during normal business hours, permit an authorized representative appointed by BTG, or any authorized independent certified public accountant agreed by the parties and whose services are paid for jointly by BTG and by AVIGEN, access to the premises of AVIGEN and to the accounts, records and relevant documentation of AVIGEN, and shall provide such information and explanations as the representative shall reasonably require, all in order to verify the statements provided by AVIGEN pursuant to Article 6 of this Agreement and to satisfy BTG that there has been compliance with the royalty and other payment obligations undertaken by AVIGEN pursuant to this Agreement. BTG shall be entitled, in each calendar year, to have a representative conduct one verification (which may involve multiple visits). The access to and inspection of AVIGEN's books shall be limited to that which is reasonably required to verify the royalty and other payments required to be paid pursuant to this Agreement; the BTG representative shall be permitted to take copies and extracts of relevant documents. Any and all AVIGEN information and documents shall be subject to the confidentiality and limited use provisions of Article 16. BTG's right of verification hereof shall terminate two years after termination of this Agreement, for whatever reason.

7.03 Deficiencies in Payments: If a verification or other audit discloses an underpayment or underreporting or late payment to BTG of any royalties or other payments due to BTG, AVIGEN shall pay the unreported or underpaid royalties and/or any late charges as required by Section 6.07 of this Agreement, within thirty (30) days of being notified of the same. If the verification discloses an underpayment to BTG of more than five percent (5%) of the amount properly due in any calendar year pursuant to this Agreement, AVIGEN shall promptly reimburse BTG's cost of undertaking the verification provided for in this Article 7.

7.04 Disputed Underpayments: If there is a disagreement between BTG and AVIGEN as to the amount of an underpayment which cannot be resolved in accordance with
Section 16.08, then the Parties shall agree upon the hiring of an independent certified public accountant, at a cost to be shared equally by the Parties, to review the verification or audit and provide a final determination of the amount of underpayment in dispute.

7.05 Third Party Audits: In the event AVIGEN is required to carry out an independent audit of its sales of Licensed Products on behalf of a third party patent licensor, AVIGEN agrees to supply BTG with a copy of the report prepared on the basis of such an audit. Such audit reports shall be subject to the confidentiality and limited use provisions of Article 16, and AVIGEN may redact any information not relevant to sales of Licensed Products that may be contained in such reports.


8. PROGRESS REPORTS

8.01 Business Plan: Within ninety (90) days after the Effective Date, the Licensee shall provide BTG with a business plan for the Licensed Territory-wide development and marketing of Licensed Products. Such business plan should include discussion of the regulatory approval process and estimated timelines for Licensed Products, manufacturing plans, and commercialization plans for marketing the Licensed Products in the United States and other countries within the Licensed Territory.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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8.02 Progress Reports: AVIGEN shall provide BTG with twice yearly written progress reports on the Licensed Products, within sixty (60) days after June 30 and December 31 of each calendar year. for the immediately prior six month period. These progress reports shall include, but not be limited to: status of applications for regulatory approvals and of its efforts to obtain regulatory approvals for the Licensed Product, progress on research and development, manufacturing plans and progress, sublicensing activities and marketing efforts, as well as plans for the present calendar year. In addition, the progress reports should inform BTG of the sales (and of other commercially relevant transfers or disposals of Licensed Product) during the preceding six month period and provide a good faith estimate of anticipated annual sales projections for the present calendar year, on a country-by-country basis. At BTG's request, the reports shall be discussed with BTG in annual meetings to be held at a mutually agreed time and place.

8.03 First Commercial Sale: AVIGEN shall promptly, no more than thirty (30) days after each occurrence, advise BTG in writing of the date of a First Commercial Sale of a Licensed Product in each country within the Licensed Territory.

8.04 Confidentiality: All plans and reports required by this Article 8 shall be subject to the confidentiality and limited use obligations of Article 16.


9. PERFORMANCE

9.01 AVIGEN Best Efforts: AVIGEN shall use commercially reasonable endeavors to develop Licensed Products for commercialization and shall seek to achieve in a timely manner the development milestones set forth in Article 4. AVIGEN shall obtain all licenses, registrations and other approvals necessary to enable, as soon as commercially practicable, the marketing and use of Licensed Products in the United States and in other countries within the Licensed Territory. AVIGEN shall use all reasonable commercial efforts to achieve a First Commercial Sale in the United States before March 15, 2005 and to meet the market demand in the United States for Licensed Products.

9.02 AVIGEN Commercialization Responsibilities: AVIGEN shall be solely responsible for compliance with, and shall comply with, all governing laws and regulations relating to clinical evaluation, use, commercial manufacture, sale export and import of Licensed Product and for all costs and expenses related to the foregoing.


10. PATENTS: MARKING, EXTENSIONS, INFRINGEMENT AND ENFORCEMENT

10.01 Patent Marking: AVIGEN agrees to mark the Licensed Products or their packaging made, used, sold, imported or otherwise disposed of or transferred in the United States with the applicable U.S. patent. All Licensed Products manufactured in, shipped to, used or sold in other countries shall be marked in such a manner as to preserve BTG patent rights in such countries. The Licensee shall provide all reasonable means for allowing BTG, from time to time, to verify that packaging for Licensed Product is being properly marked.

10.02 Patent Term Extension: AVIGEN shall cooperate fully with BTG in pursuing and securing available extensions or restoration of patent term for the Licensed Patents or other protection under regulations, directives and laws governing the development of and protection of rights relating to drug products, including Supplementary Protection Certificates. Any patent extension or restoration of patent term or other supplemental product protection which is secured by BTG shall be deemed the term of the applicable patent within the Licensed Patents. This Agreement and the obligations respecting the



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



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Licensed Patents shall survive until the expiration of such term(s), and AVIGEN shall pay royalties and all other required payments applicable to Licensed Patents until the expiration of such term(s).

10.03 AVIGEN Patent Term Option: The Parties recognize, at the Effective Date, that commercial considerations may make it more advantageous for AVIGEN to seek patent term extension or supplemental product protection via a Supplementary Protection Certificate for a patent owned by or licensed to AVIGEN, that is not a Licensed Patent. BTG agrees to give AVIGEN the option to elect, by written notice to BTG within thirty (30) days after a biological product license application (or its equivalent) is filed in any country within the Licensed Territory, to seek patent term extension or supplementary product protection for a patent other than a Licensed Patent.

10.04 Exercise of AVIGEN Patent Term Option: In consideration for BTG granting to AVIGEN the option in Section 10.03 and for BTG's forgoing its right to require patent term extension or supplementary product protection for a Licensed Patent under Section 10.02, AVIGEN agrees to pay to BTG payments that are equal to the annual royalty minimums and running royalties specified in Article 5 during the period for which the Licensed Patents would have otherwise been extended or made the basis of Supplementary Protection Certificate(s). Such payments shall be made by AVIGEN to BTG in the same manner and at times as would have been applicable to the annual minimum payments and running royalties due for the Licensed Patents had the latter been extended or made the basis of Supplementary Protection Certificate(s).

10.05 Third Party Patent Term Extension: In the event BTG elects to have a third party licensee of BTG under the Licensed Patents obtain extension of the Licensed Patent in the United States, where such third party's licensed product is first marketed prior to the First Commercial Sale of a Licensed Product under this Agreement, then such extension of the Licensed Patent shall release AVIGEN from its obligations under Section 10.02 to extend the U.S. patent that is a Licensed Patent and from its obligation under Section 10.04, with respect to the U.S. patent. In a similar manner, if BTG elects to have a third party licensee seek supplementary patent protection via a Supplementary Protection Certificate under a Licensed Patent for the third party's licensed product, then such supplementary patent protection applicable to the Licensed Patent shall release AVIGEN from its obligations under Section 10.02 to extend the same patent that is a Licensed Patent and from its obligation under Section 10.04, with respect to such patent.

10.06 Notice of Infringement: BTG and AVIGEN agree to notify each other promptly of each infringement or possible infringement of the Licensed Patents by any third party in the field of viral vector products for in vivo human gene therapy of which either Party becomes aware. AVIGEN shall provide BTG with any evidence of such possible infringement in AVIGEN's possession or readily available to AVIGEN, its Affiliates or Sublicensees or Distributors.

10.07 BTG Response to Infringement: BTG will take appropriate steps, in BTG's sole judgment, to protect its Licensed Patents from infringement in the field of viral vector products for in vivo human gene therapy and to bring suit in its own name when, in its sole judgment, such action may be reasonably necessary, proper and justified. BTG shall have the sole and exclusive right to determine all matters relating to the infringement, enforcement, validity and defense of the Licensed Patents. BTG shall be under no obligation to prosecute any claim of infringement in respect of the Licensed Patents or, furthermore, to defend any claim of infringement asserted against AVIGEN, its Affiliates or Sublicensees or Distributors in respect of intellectual property rights held by any third party. AVIGEN shall inform BTG without delay if any legal proceeding is initiated against AVIGEN, or its Affiliates or Sublicensees or Distributors and such proceeding challenges or otherwise may adversely affect the validity and enforceability of the Licensed Patents.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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

10.08 AVIGEN Infringement Relief: In the event AVIGEN shall bring to the attention of BTG any evidence of unlicensed infringement of the Licensed Patents by a third party in the field of viral vector products for in vivo human gene therapy in a country within the Licensed Territory and BTG does not, within six months from receipt of such evidence, (i) secure cessation of the infringement in that country or (ii) enter suit against the infringing third party, then AVIGEN may withhold payment of royalties due to BTG for the country where the infringement is occurring; such royalty withholding may start from the end of the six month period and continue until the unlicensed infringement is ceased. After the date of cessation of the unlicensed infringement, AVIGEN shall immediately resume payment of royalties accruing to and due BTG under this Agreement from that date forward.

10.09 BTG Third Party Licenses: BTG shall act with diligence in its relations with its third party licensees under the Licensed Patents and take appropriate steps, as may be necessary in BTG's sole judgment, to monitor the contractual provisions applicable to such third party licenses.


11. NEGATION OF REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY; INDEMNIFICATION

11.01 BTG represents and warrants that it has all necessary authority and power to enter into this Agreement and to grant the license rights under the Licensed Patents. Other than that, no representation, condition or warranty whatsoever is made or given by or on behalf of BTG. BTG HEREBY EXPRESSLY EXCLUDES ANY AND ALL IMPLIED REPRESENTATIONS, CONDITIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

11.02 BTG DOES NOT REPRESENT OR WARRANT THE VALIDITY OF THE LICENSED PATENT RIGHTS AND MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENTS, OR THAT THE LICENSED PATENTS MAY BE EXPLOITED WITHOUT INFRINGING OTHER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES AND HEREBY DISCLAIMS THE SAME.

11.03 BTG MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE LICENSED PATENTS or LICENSED PRODUCTS AND HEREBY DISCLAIMS THE SAME.

11.04 BTG does not represent or warrant that it has any obligation to commence or prosecute legal actions against third parties infringing the Licensed Patents.

11.05 BTG SHALL BE UNDER NO LIABILITY WHATSOEVER TO AVIGEN, WHETHER IN NEGLIGENCE OR OTHERWISE, FOR ANY EXPENSE, LOSS, DAMAGE OR INJURY OF ANY KIND, INCLUDING LOSS OF PROFIT OR CONSEQUENTIAL DAMAGE, SUSTAINED BY AVIGEN OR ANY THIRD PARTY AND ARISING OR INCURRED IN CONNECTION WITH THE MANUFACTURE, USE, SALE, OFFER FOR SALE, IMPORTATION OR OTHER TRANSFER OR DISPOSAL OF LICENSED PRODUCT.

11.06 AVIGEN shall defend, indemnify and hold BTG and its officers, employees, agents and consultants, Licensors of the Licensed Patents, and its affiliated companies BTG plc and BTG International Inc. (collectively, the "Indemnitees") harmless from and against any and all claims, suits, losses, demands, actions, liabilities, damages, costs and expenses (collectively, the "Liabilities") incurred by any one or more of the Indemnitees, resulting from or arising in any way from AVIGEN's



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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breach of this Agreement or any acts or omissions of AVIGEN in connection with this Agreement, including without limitation any Liabilities arising from the defense of any action, including attorneys' fees and expenses, in connection with the manufacture, use, sale, offer for sale, importation, export or other disposal or transfer of Licensed Product by or on behalf of AVIGEN, its Affiliates or Sublicensees or Distributors, and the scope of such obligation to defend, indemnify and hold harmless includes, without limitation, (i) any damage, loss or liability with respect to death or injury to any person or damage to property arising from or out of the possession, use or operation of the Licensed Patents or any Licensed Product, and (ii) any fines or other penalties of any nature imposed by any governmental body of competent jurisdiction and arising from or related in any way to the manufacture, use, sale, offer for sale, importation, export or other disposal or transfer of Licensed Products.

11.07 Any Indemnitee which intends to claim indemnification under this Article 11 shall promptly notify AVIGEN in writing of any claim or other matter in respect of which the Indemnitee intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve AVIGEN of any of its obligations hereunder except to the extent AVIGEN is prejudiced by such failure. The Indemnitee shall permit AVIGEN, at its discretion, to settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by AVIGEN; provided however, such settlement does not adversely affect the Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of AVIGEN, and AVIGEN shall not be responsible for any attorneys' fees or other costs incurred other than as provided herein. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.


12. INSURANCE

12.01 AVIGEN covenants that it shall promptly take out and maintain in force, during the entire term of this Agreement and for a reasonable period thereafter, and shall obligate its Sublicensees, commensurate with their sublicense rights, to take out and maintain in force, during the entire term of the applicable sub-license, commercial general liability insurance covering the manufacture, use, sale, offer for sale, importation, transfer or other disposal of Licensed Product, in coverage amounts reasonably acceptable to BTG and customarily available to companies in the same or similar line of business as AVIGEN and in coverage amounts and terms no less favorable to BTG than to other patent licensors from whom AVIGEN has acquired patent rights with similar insurance obligations. Such commercial general liability insurance shall include product liability coverage for AVIGEN'S indemnification obligations under this Agreement.

12.02 AVIGEN shall make available to BTG copies of such commercial general liability insurance policy or policies promptly upon BTG's request. AVIGEN covenants that AVIGEN shall also ensure that BTG is named as an insured party under such insurance policy or policies and that BTG's rights are not subrogated to those of the insurer or insurers, and that such policy or policies shall not be canceled or amended so as to affect coverage of BTG's risks without the prior written notice to BTG. AVIGEN shall provide BTG with written notice prior to the cancellation, non-renewal or material change in such insurance; if AVIGEN does not obtain replacement insurance providing comparable coverage in a timely manner, BTG shall have the right to terminate this Agreement upon reasonable notice to AVIGEN.

12.03 Any Sublicensee shall maintain insurance in favor of BTG under similar terms as set forth above, commensurate with its sublicense rights.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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13. TERM AND TERMINATION

13.01 Term: This Agreement is effective upon the EFFECTIVE DATE, when signed by the parties, and shall extend to the expiration of the last to expire of the Licensed Patents unless sooner terminated as provided in this Article 13 or unless extended by AVIGEN's election to exercise its rights relating to patent term extension under Article 10.

13.02 AVIGEN Termination: AVIGEN may, at any time, terminate this Agreement, by giving not less than three (3) months' prior written notice to that effect and upon payment to BTG of an amount equal to the accrued royalties, if any, and any other amounts required to have been paid by AVIGEN to BTG on or before the effective date of such termination.

13.03 BTG Termination: BTG may, in its sole discretion, terminate this Agreement by fifteen (15) days' advance written notice to AVIGEN, upon the happening of any of the following events:

        (i) if any royalties or other sums payable to BTG pursuant to this Agreement remain unpaid for sixty (60) days after BTG's written demand that AVIGEN pay such amounts to BTG; or

        (ii)    if AVIGEN becomes subject to a Bankruptcy Event; or

        (iii) if control of AVIGEN shall be acquired by any entity, or entity or person(s) not having control of AVIGEN at the Effective Date and such change in control materially adversely affects the development and marketing of Licensed Product as contemplated under this Agreement or materially adversely affects BTG's rights or legal interests under this Agreement or the economic benefits to BTG under this Agreement. For the purposes hereof, "control" shall mean the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise; or

        (iv) if there is no First Commercial Sale by AVIGEN, its Affiliates or its Sublicensees or Distributors before March 15, 2005 and AVIGEN fails to make timely payment of the annual license maintenance fee specified in Section 4.04; or

        (v) if AVIGEN ceases to sell Licensed Product (except for a temporary sales moratorium having a reasonable technical or scientific basis) in the Licensed Territory for a continuous period of twelve (12) months after the Licensed Product is first made commercially available; or

        (vi) if AVIGEN is in breach or default of any other material term of this Agreement and such breach or default remains unremedied after sixty (60) days has elapsed from the date of written notice to AVIGEN specifying the breach and demanding remedy thereof, or if such breach or default is not capable of remedy within such sixty (60) day period, then if AVIGEN has not commenced good faith substantial efforts to cure such breach or default during the sixty (60) day period.


13.04 Notice of Bankruptcy Event: In the event that AVIGEN becomes subject to a Bankruptcy Event, AVIGEN shall immediately notify BTG in writing.

13.05 Termination Report and Payments Due: Within ninety (90) days of termination of this Agreement under this Article 13 or expiration under Section 13.01, a final royalty report in accordance with Section 6.01 shall be submitted to BTG by AVIGEN. Any royalty and other payments, including outstanding deferred royalty payments, due to BTG shall become immediately due and payable upon



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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termination or expiration. If terminated under this Article 13, BTG may elect, at its sole discretion, to convert Sublicensee sublicenses to direct licenses with the Sublicensees pursuant to Section 3.03.


14. MOST FAVORED PARTY

14.01 Offer of Favorable Terms: If, after the Effective Date and during the term of this Agreement, BTG enters into an agreement granting a license under the Licensed Patents to products for in vivo human gene therapy to a third party and such license (i) contains royalty rates, annual minimum royalty payments, cash signing fees (not including stock warrants or equity rights) or milestone payments, or BTG in fact collects such payments, which, calculated on an equivalent basis in respect to the Licensed Patents, are lower than those provided in Article 4 (except Section 4.02) and Article 5 of this Agreement or
(ii) contains or BTG in fact collects royalties under patent term extension provisions that are more favorable to the third party licensee than those provided in Article 10 of this Agreement, then BTG will promptly provide notice to AVIGEN of such third party license and offer to AVIGEN the lower royalty rates, annual minimum royalty payments, signing fees, milestone payments or more favorable patent term extension provisions of the third party license, effective as of the date (or dates) from which they became effective in respect to the third party license.

14.02 Acceptance of Favorable Terms: AVIGEN's opportunity to avail itself of such more favorable license terms shall only be effective, however, if AVIGEN advises BTG in writing, within sixty (60) days of the notice to AVIGEN, that it accepts such terms of the third party license which are more favorable to AVIGEN than corresponding terms of this Agreement and which are brought to the attention of AVIGEN in the notice. AVIGEN shall be entitled to have the royalty rate or other more favorable financial terms of the Noticed Third Party License substituted in this Agreement, in respect of events occurring from the date (or dates) from which they became effective in respect to the third party license.


15. ASSIGNMENTS; MERGERS

15.01 Assignability: This Agreement shall not be assigned by AVIGEN except a) with the prior written consent of BTG; or b) as part of a sale or transfer of substantially the entire business of AVIGEN provided that such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement and is so bound by operation of law and provided, further, that BTG does not elect to terminate this Agreement in accordance with Section 13.03(iii). AVIGEN shall notify BTG in writing of any proposed assignment by AVIGEN of this Agreement pursuant to this Section 15.01(b) at least thirty days in advance of such proposed assignment. This Agreement shall be binding upon and inure to the benefit of the successors, permitted assignees and personal representatives of the Parties.

15.02 Stock Warrant for Merger or Acquisition: In the event AVIGEN is to be merged with or acquired by a third party, then prior to such merger or acquisition, [ * ], having an exercise price of the closing price for such stock on the business day immediately prior to the Effective Date. Such warrant shall be exercisable by BTG at any time after grant of the warrant and shall have an expiration date on the fifth anniversary of the grant date. A copy of the form Warrant Agreement is attached as an Exhibit to this Agreement.


16. CONFIDENTIALITY



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COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.


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16.01 Confidential Information: The Parties anticipate that it will be necessary, in connection with their obligations under this Agreement, for BTG and AVIGEN to disclose to each other confidential, proprietary business and technical information ("Confidential Information") relating to their respective businesses and technologies. The Confidential Information shall include information marked "Confidential" or the like disclosed in writing or in other tangible form, including samples of materials. If disclosed orally, the Confidential Information shall be summarized in written form within thirty (30) days by the disclosing Party and a copy marked "Confidential" provided to the recipient. Past disclosures made under or covered by the Secrecy Agreements dated July 17, 1997 and December 7, 1999 between AVIGEN and BTG are understood to be covered by this Article 16 of this Agreement.

16.02 Confidentiality and Limited Use: With respect to all Confidential Information, both BTG and AVIGEN agree as follows, it being understood that "recipient" indicates the Party receiving the confidential, proprietary information from the other "disclosing" Party. During the term of this Agreement and for a period of five (5) years from the date of expiration or termination of this Agreement, the recipient shall protect and hold in confidence the Confidential Information of the disclosing Party, not disclose or use such Confidential Information except in accordance with this Agreement or except with the prior written consent of the disclosing Party, and protect the Confidential Information with at least the same degree of care that it affords its own Confidential Information.

16.03 Exceptions: The obligations of Confidentiality and limited use shall not apply to any of the Confidential Information which

        (i) at the time of disclosure is in the public domain by publication or other documented means or later becomes part of the public domain, through no act or fault of the recipient in violation of this Agreement; or

        (ii) is already known to recipient before receipt from the disclosing Party, as demonstrated by recipient's pre-existing written records; or

        (iii) is received by recipient from a third party having a lawful right to disclose the same and not in breach of an obligation to the disclosing Party by virtue of such disclosure; or

        (iv) is developed independently by the receiving Party by individuals having no access to the Confidential Information; or

        (v) is required to be disclosed to a third party pursuant to any applicable law or the order of any court or tribunal of competent jurisdiction, so long as reasonable prior written notice is given to the disclosing Party in advance of such disclosure so as to enable the disclosing Party to take reasonable steps to protect the confidentiality of the Confidential Information.

16.04 Return of Confidential Information: Upon termination of this Agreement and upon request of the disclosing Party, originals and copies of Confidential Information in written or other tangible form, including material samples, will be returned to the disclosing Party by recipient or destroyed by recipient. One copy of each document may be retained in the custody of recipient's legal counsel solely to provide a record of what disclosures were made.

16.05 Confidential Status of Agreement: The milestone amounts and royalty terms of this Agreement shall be deemed to be Confidential Information subject to the provisions of this Article 16. Both Parties agree, furthermore, that neither Party will make public disclosures concerning other specific terms of this Agreement without giving reasonable prior notice to the other.


16. GENERAL PROVISIONS



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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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16.01 Notices: Any payment, notice, consent or other communication required or permitted by this Agreement shall be in writing and shall be deemed given on the date sent to the receiving Party by hand delivery (personally delivered), facsimile (receipt verified), overnight courier (receipt verified) or certified or registered mail, postage prepaid, addressed as follows:

        (i) in the case of BTG: Geoffrey C. Porges, Chief Operating Officer; with a copy to: Senior Vice President, Finance; and

        (ii) in the case of AVIGEN: Kenneth G. Chahine, Vice President of Business Development and Chief Patent Counsel;

at the appropriate address for the Party set forth at above, or at such other address as such Party may specify from time to time in writing.

16.02 Entire Understanding: This Agreement constitutes the entire understanding between the Parties relating to the subject matter hereof, and all prior negotiations, representations, communications, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

16.03 Severable Provisions: The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. However, if this results in a material alteration to the terms and conditions of this Agreement, the Parties will negotiate in good faith an amendment to the terms and conditions thereof to restore to each Party the benefits of its bargain to the extent reasonably possible under the circumstances.

16.04 Amendments: No provision of this Agreement may be amended, waived, or otherwise modified except by an instrument in writing duly executed by authorized representatives of the Parties to be bound by such amendment, waiver or modification. If either Party desires a modification to this Agreement, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this Agreement or their authorized representatives.

16.05 Non-Waiver: Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of a Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by such Party or excuse a similar subsequent failure to perform any such term or condition by the other Party. The waiver by either Party of any breach, by the other Party, of any of the terms of this Agreement shall not be deemed to be a waiver of any other breach of the Agreement.

16.06 Cumulative Rights: The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

16.07 No BTG Endorsement: By entering into this Agreement, BTG does not directly or indirectly endorse any product or service provided, or to be provided, by AVIGEN whether directly or indirectly related to this Agreement. AVIGEN shall not state or imply that this Agreement is an endorsement by BTG or its employees in any advertising, promotional, or sales literature without the prior written consent of BTG. AVIGEN shall not otherwise use the name of BTG or its employees in any advertising, promotional, sales literature or other publicity without the prior written consent of BTG.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

16.08 Good Faith Negotiation: The Parties agree to attempt to settle any and all claims, disputes or contentions arising under, out of, or in connection with this Agreement, by good faith negotiations between the Parties.

16.09 Independent Contractors: For the purposes of this Agreement, each Party shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer, or employee of the other Party.

16.10 Force Majeure: Neither Party shall be responsible in any way to the other Party for failure to perform any of its obligations under this Agreement when such failure is due to any war, fire, flood, labor trouble, strike, natural calamity, accident, riot, act of governmental authority, inability or economic impracticality to comply with requirements imposed by environmental regulations or orders, Acts of God, or other similar contingencies beyond the reasonable control of either Party. The Party so affected shall nevertheless use its best efforts to avoid or remove such cause of non-performance and shall continue performance hereunder, with the utmost dispatch whenever such causes are removed.

16.11 Law and Jurisdiction: The construction, validity, performance, and effect of this Agreement shall be governed by the Laws of the United States of America and the State of Delaware without regard to any choice or conflict of laws rule or principles that would result in the application of the domestic substantive law of any other jurisdiction other than (i) United States federal law, to the extent applicable and (ii) in regard to any question affecting the construction or effect of any patent, the law of the jurisdiction under which such patent is granted. AVIGEN agrees to submit to the non-exclusive jurisdiction of the Delaware courts or the United States District Courts for the Eastern District of Pennsylvania.

16.12 Headings: The headings of Articles and Sections of this Agreement are for convenience only and shall not in any way affect the interpretation of the Agreement.

16.13 Schedule: The appended Schedule forms an integral part of this Agreement.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized officers.


BTG INTERNATIONAL LTD.




/s/ Geoffrey C. Porges                      March 3, 2000
---------------------------------           ---------------------------------
Geoffrey C. Porges,  M.B.B.S.               Date:
Chief Operating Officer


/s/ [illegible]                             3/3/2000
---------------------------------           ---------------------------------
Name:                                       Date:
Title:



AVIGEN INC.




/s/ John J. Monahan                         March 3, 2000
---------------------------------           ---------------------------------
John J. Monahan,  Ph.D.                     Date:
President & Chief Executive Officer


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                          SCHEDULE A - LICENSED PATENTS


                          APPLN            APPLN              PATENT           GRANT           EXPIRY
TERRITORY                 NUMBER           DATE               NUMBER           DATE            DATE*
AUSTRALIA                 83/17521         02-AUG-83          560686           27-JUL-87       02-AUG-03
AUSTRIA                   E48015           03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
BELGIUM                   83304487.8       03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
CANADA                    433806           03-AUG-83          1214125          18-NOV-86       17-NOV-03
EPC**                     88116366.1       04-OCT-88***       [PENDING]
FRANCE                    83304487.8       03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
GERMANY                   P3380848         03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
ITALY                     89/69173         03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
JAPAN                     83/502561        04-APR-84***       2625412          11-APR-97       03-AUG-03
JAPAN                     96/281135        23-OCT-96***       2764034          27-MAR-98       03-AUG-03
LUXEMBOURG                83304487.8       03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
NETHERLANDS               83304487.8       03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
SWEDEN                    83304487.8       03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
SWITZERLAND               83304487.8       03-AUG-83          EP0107278        15-NOV-89       02-AUG-03
UNITED KINGDOM            8320975.9        03-AUG-83          2125409          13-NOV-85       03-AUG-03
USA                       07/355900        19-MAY-89****      4994371          19-FEB-91       19-FEB-08


         *Without patent term extension or Supplementary Protection
                          Certificate (SPC) protection.

         **Designates United Kingdom, Austria, Belgium, France, Germany,
             Italy, Luxembourg, Netherlands, Sweden and Switzerland.

         ***Actual date but deemed to have the date of 03-AUG-83 in the
                    European Patent Convention and in Japan.

         ****Actual date but deemed to have the date of 28-OCT-82.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.